CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.35

EXECUTION VERSION

Investment Management Agreement

This AGREEMENT dated as of the 8th day of August, 2023, is entered into by and between Accelerant National Insurance Company (the “Client”), a US admitted insurance company carrier organized under the laws of Delaware, United States and Wellington Management Company LLP (“Wellington Management”), a limited liability partnership organized under the laws of the State of Delaware.

1	APPOINTMENT

The Client hereby appoints Wellington Management as investment manager to manage, supervise and direct the Client’s investment account or accounts (collectively, the “Account”) under the terms and conditions set out in this Agreement. By execution of this Agreement, Wellington Management accepts appointment as investment manager and agrees to manage, supervise and direct the investments of the Account pursuant to the provisions of this Agreement. The assets (including any interest accrued thereon) in the Account managed by Wellington Management pursuant to this Agreement shall remain vested in and owned exclusively by the Client.

Unless otherwise agreed in writing, Wellington Management’s discretionary authority and responsibilities as investment manager under this Agreement will begin as of the date that the Account custodian, as designated in writing by the Client (the “Custodian”), and Wellington Management have reconciled to Wellington Management’s satisfaction the relevant data on securities, cash and other assets available for trading in the Account between the Custodian’s records and Wellington Management’s portfolio trading systems (the “Effective Date”).

2	DISCRETIONARY AUTHORITY- INVESTMENTS

Wellington Management shall have full and complete discretion to manage, supervise and direct the investment and reinvestment of assets in the Account and any additions thereto as set forth in this Agreement, subject to the investment objectives and guidelines set out in Attachment A (the “Investment Guidelines”) and any instructions from the Client (“Instructions”). Wellington Management shall have full power and authority to act on behalf of the Account with respect to the purchase, sale, exchange, conversion or other transactions in any and all stocks, bonds, other securities cash or currencies, and other Account assets, including shares of a registered investment company for which Wellington Management may act as investment adviser and, upon proper authorization by the Client, interests in a collective trust maintained by a bank or trust company or a private fund, including one maintained by an affiliate of Wellington Management (collectively “Wellington Sponsored Funds”), provided there is no duplication of fees paid to Wellington Management on the one hand and any of the Wellington Sponsored Funds on the other hand. Wellington Management’s authority to act on behalf of the Client with regard to the Wellington Sponsored Funds is limited to engaging in authorized trading on behalf of the Account and transferring capital for purposes of authorized trading within the Account only. To the extent that Wellington Management is authorized to invest in private funds under the guidelines, Wellington Management is authorized to enter into voting agreements in connection with the purchase or sale of an investment in private companies. Upon prior written notice to the Client, Wellington Management may engage any of its affiliates, to assist it with providing its services under this Agreement (including affiliates outside of the United States), provided that Wellington Management will remain responsible for the performance of its obligations under the Agreement. Wellington Management’s engagement of such affiliates shall not relieve Wellington Management of its obligations under the Agreement, and Wellington Management shall remain fully responsible for the performance of each such affiliate and for its compliance with all of the terms and conditions of this Agreement as if they were Wellington Management’s own employees. Nothing contained in this Agreement shall create any contractual relationship between the Client and any of Wellington Management’ affiliates, and such affiliates shall be subject to the same confidentiality provisions as Wellington Management under this Agreement.

3	DISCRETIONARY AUTHORITY- BROKER SELECTION AND TRADING

Wellington Management shall have full and complete discretion to establish accounts and execute securities and other transactions with one or more brokers, financial intermediaries and trading counterparties (“Brokers”). Wellington Management may select Brokers, including those which from time to time may furnish to Wellington Management or its affiliates statistical and investment research or execution services in accordance with Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Wellington Management’s Broker selection shall be conducted in accordance with its Policy and Procedures on Order Execution, as may be amended from time to time, and which is available upon request.

The Client acknowledges Brokers may request information about the Client from Wellington Management in connection with the Brokers’ anti-money laundering or client identification obligations. Wellington Management is hereby authorized to furnish such information to such Broker based on information provided to Wellington Management by the Client. In addition, the Client agrees that, upon written request, the Client will promptly provide Wellington Management with such information about the Client or documentation relating to it as Wellington Management may reasonably request in order to respond to a Broker’s request. Wellington Management shall maintain all such information and documentation as confidential, and will comply with all applicable data privacy laws and regulations, and implement appropriate technical and non-technical safeguards, with respect to such information and documentation. In certain circumstances, Wellington Management may require the Client to enter into trading or other agreements directly with a Broker.

Wellington Management will act in good faith and with reasonable skill and care in the selection, use and monitoring of Brokers and shall seek “best execution” of Client trades, considering all relevant circumstances. Subject thereto, neither Wellington Management nor any of its affiliates will be liable for the performance of the obligations, or acts or omissions of Brokers with respect to any transaction placed on behalf of the Client where Wellington Management has acted in accordance with its standard of care regarding the selection of such Brokers. Unless otherwise instructed by the Client in writing, Wellington Management will effect foreign exchange transactions through the Custodian for income repatriation and when country-specific regulations and/or local market practice call for such execution. These transactions will be subject to the terms and conditions of the Client’s agreement with its Custodian.

Wellington Management may, but shall be under no obligation to, aggregate the securities or other investments to be purchased or sold on behalf of the Client with similar transactions executed by Wellington Management on behalf of Wellington Management’s other clients. Such aggregated orders (including associated expenses) will be allocated by Wellington Management as set forth in Wellington Management’s Policy and Procedures Regarding Allocation of Trades as may be amended from time to time. A copy of this policy is available upon request. In addition, subject to applicable laws. rules and regulation, Wellington Management may, but shall be under no obligation to, execute purchases and sales of the same securities or other instruments on behalf of the Client directly with other clients of Wellington Management as set forth in Wellington Management’s Policy and Procedures on Order Execution.

4	INVESTMENT OBJECTIVES AND GUIDELINES; CLIENT INSTRUCTIONS

Wellington Management makes no assurance or guarantee that any investment objective will be met or that any particular investment result or return will be achieved. The Client represents that the Investment Guidelines are and will remain consistent with and include the provisions of law, regulatory policies and organizational documents applicable to the Client.

Subject to any provision in the Investment Guidelines to the contrary, Wellington Management shall apply Investment Guidelines as follows: (i) asset-based restrictions (e.g., exposure and concentration limits) shall be applied at the time of acquisition based on the market value of the investments versus the total net assets of the Account; and (ii) credit ratings for issuers and counterparties will be determined by reference to the ratings assigned by a Nationally Recognized Statistical Rating Organization, as defined in the Exchange Act (with Wellington Management determining the appropriate rating in the case of split ratings) and/or the credit rating assigned by Wellington Management. Ambiguities in the Investment Guidelines may be interpreted by Wellington Management in good faith and consistent with its fiduciary duty to the Client. In the case of such interpretations, Wellington Management shall manage the Account in the best interests of the Client, and Wellington Management shall provide notification of such interpretations to the Client as soon as reasonably practicable.

Wellington Management may, at its expense, utilize unaffiliated, reputable third-party data service providers in effecting compliance with the Investment Guidelines and/or Instructions. The Client acknowledges that third party data service providers provide data on a no-liability basis with no recourse on the part of Wellington Management nor Client for inaccuracies, omissions, failures to publish or other interruptions.

The Client may give Instructions to Wellington Management or modify the Investment Guidelines at any time. Wellington Management shall have a reasonable period to comply with Instructions and/or bring the Account into compliance with any changes to the Investment Guidelines. The Client covenants that any Instructions or modifications to Investment Guidelines shall be consistent with the provisions of law, regulatory policies and organizational documents applicable to the Client, and the Client agrees to indemnify and hold harmless Wellington Management from any act or omission taken by Wellington Management in accordance with Client Instructions.

5	TAX MATTERS

Except as otherwise specified in the Investment Guidelines, Wellington Management will provide investment management services for the Account without regard to any tax consequences that may result from any action taken or omitted by Wellington Management on behalf of the Account. Neither Wellington Management nor any of its affiliates provide tax advice in connection with investment of the Account’s assets, and the Client is responsible for determining and paying any taxes owed with respect to the activities of the Account.

6	APPRAISAL OF ACCOUNT AND VALUATION

Wellington Management will provide the Client with a monthly and quarterly appraisal of the Account as of the last day on which the New York Stock Exchange is open for each calendar month or quarter as applicable (the “Appraisal Date”). Such appraisal will be in the form of a written summary of assets of the Account on the Appraisal Date, based on Wellington Management’s trading records and Pricing Policies and Procedures, and will be provided to the Client solely for informational purposes.

Wellington Management endeavors to value all securities at fair market value as determined by Wellington Management in good faith and in accordance with its Pricing Policies and Procedures, as may be amended from time to time. A copy of these policies and procedures are available upon request. Wellington Management is not the official pricing agent with respect to the Account, but will provide reasonable assistance to the Client in valuing the securities held in the Account upon request (e.g., fair value recommendations).

7	MANAGEMENT FEE

The Client will pay to Wellington Management a management fee as set forth Attachment B (the “Management Fee”).

The Management Fee is exclusive of any taxes payable by the Client (including value added taxes), and to the extent that any such taxes serve to reduce the amount received by Wellington Management for its services hereunder (not including taxes properly paid or to be paid by Wellington Management such as income taxes), the Client agrees to pay Wellington Management an additional amount such that Wellington Management receives the full Management Fee.

8	PROCEDURES

All transactions will be consummated by payment to, or delivery by the Custodian, of all cash and/or securities due to or from the Account according to local market settlement conventions. Wellington Management shall not act as custodian for the Account. Notwithstanding any other provision in this Agreement, Wellington Management shall not hold, directly or indirectly, funds or securities contained in the Account or have any authority to obtain possession of them. Instructions by Wellington Management to the Custodian shall be made in writing through a mutually agreed upon method of electronic or other transmission, or, at the option of Wellington Management, orally and confirmed by such transmission method as soon as practicable thereafter.

Wellington Management shall instruct all Brokers executing orders on behalf of the Account to forward to the Custodian copies of all transaction confirmations promptly after execution of transactions. The Client will instruct the Custodian to provide Wellington Management with such periodic reports concerning the status of the Account as Wellington Management may reasonably request.

Neither Wellington Management nor any affiliate shall have any liability for the acts or omissions of any custodian or sub-custodian hired by the Client or the Custodian, or the acts or omissions of any depository or clearing entity that must be used or is customarily used as a matter of market practice in any market. Without limiting the foregoing, Wellington Management does not assume responsibility for the accuracy of information furnished to it by the Client, Custodian, or by any person on whom it reasonably relies.

9	PROXIES

The Client instructs Wellington Management to vote proxies for securities held in the Account in accordance with Wellington Management’s Global Proxy Voting Policies and Procedures, as they may be amended from time to time. A current copy of this document is available upon request. The Client authorizes Wellington Management to instruct the Custodian to forward promptly to Wellington Management only copies of all proxies and shareholder communications relating to proxy votes involving securities held in the Account (other than materials relating to legal proceedings). The Client agrees that Wellington Management will not be responsible or liable for failing to vote any proxies where it has not received the proxies or related shareholder communications in a timely manner.

10	CLASS ACTIONS AND OTHER LEGAL PROCEEDINGS

Wellington Management will not compile or file claims or take any related actions on behalf of the Client in any class action, bankruptcy or other third-party legal proceeding related to securities currently or previously held in the Account (“Legal Proceedings”). Wellington Management shall provide factual information relating to Client’s account in its possession as the Client may reasonably request. Client shall pay or reimburse costs actually and reasonably incurred by Wellington Management in connection with such Legal Proceedings, such as costs associated with complying with subpoenas or appearing as a witness by reason of Wellington Management’s roles and responsibilities under this Agreement.

11	SERVICE TO OTHER CLIENTS

It is understood that Wellington Management and its affiliates provide investment management and advisory services for other clients, including other separate accounts, registered investment companies and other pooled investment vehicles. It is further understood that Wellington Management or its affiliates may take investment action or give advice on behalf of such other clients that differs from investment action taken on behalf of the Account. Wellington Management shall not be precluded from any of the foregoing activities, provided such activities do not otherwise result in a breach of this Agreement including, without limitation, Section 18 (Confidentiality).

12	STANDARD OF CARE; LIABILITY

Wellington Management shall discharge its duties under this Agreement with the care, skill, prudence and diligence that a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), acting in a like capacity would use in the conduct of a like enterprise with like aims, taking into consideration the facts and circumstances then prevailing and consistent with the Investment Guidelines. Unless Wellington Management has breached the standard of care set forth in this Agreement or under applicable law, Wellington Management shall not be subject to any liability to the Client or to any other person or entity, for any act or omission of itself or of any other person or entity, in the course of, or connected with, performing its obligations under the Agreement including acts or omissions made in response to Client Instructions, except to the extent such act or omission constitutes a material breach of this Agreement, wilful misfeasance, bad faith or gross negligence on the part of Wellington Management, or any of its affiliates or delegates. Nothing herein in any way constitutes a waiver or limitation of any right of any person under any applicable federal or state securities laws of the United States of America.

In no event shall either party or any of its affiliates be liable hereunder for any indirect, incidental, consequential, special, speculative or punitive losses, damages, costs or expenses of any kind, including loss of opportunity, loss of anticipated profits or savings and loss of goodwill or reputation.

13	REPRESENTATIONS BY WELLINGTON MANAGEMENT

By execution of the Agreement, Wellington Management represents that: (i) it is duly registered as an Investment Adviser with the Securities and Exchange Commission pursuant to the Advisers Act and that it provided the Client with Part 2 of its registration statement on Form ADV (the “Form ADV”)1 prior to signing the Agreement; (ii) it will notify the Client of any additions to or withdrawals of partners of Wellington Management within a reasonable time after such additions or withdrawals; (iii) it is in compliance with, and shall perform its obligations hereunder in compliance with, all applicable laws and regulations, including, without limitation, maintaining all necessary licenses and consents, (iv) the Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon Wellington Management in accordance with its terms; and (v) all representations made under this Agreement are true and accurate. Wellington Management covenants that any future representations made to the Client under or relating to this Agreement shall be true and accurate and that the Client may rely on the accuracy of such representations in its performance hereunder. Wellington Management agrees to notify the Client promptly of any changes to the representations made in this Section that would result in a representation becoming untrue.

14	REPRESENTATIONS BY THE CLIENT

By execution of the Agreement, the Client represents that: (i) the terms hereof do not violate any law or other obligation by which the Client is bound, whether arising by contract, operation of law or otherwise; (ii) the Agreement has been duly authorized by appropriate action and when so executed and delivered will be binding upon the Client in accordance with its terms; (iii) the Client has received a copy of Part 2 of Wellington Management’s Form ADV; and (iv) all representations made under this Agreement are true and accurate. The Client covenants that any future representations made to Wellington Management under or relating to this Agreement shall be true and accurate and that Wellington Management may rely on the accuracy of such representations in the performance of its duties hereunder.

The Client further represents that (i) the Account is not comprised of “plan assets,” as such term is defined under the Employee Retirement Income Security Act of 1974, as amended; (ii) the Client is not a “private fund” as defined under the Advisers Act. Client agrees to notify Wellington Management promptly of any changes to the representations made in the aforementioned paragraphs that would result in a representation becoming untrue. The Client additionally agrees to each of the representations, warranties and agreements set forth in Attachment C, Master Agreement Representations.

15	USE OF SERVICE PROVIDERS

Wellington Management may employ third party agents to perform any administrative or ancillary services, including security and cash reconciliation, portfolio pricing, guideline coding, and corporate action processing, required to enable Wellington Management to perform the services under this Agreement. Upon the Client’s written request, Wellington Management shall identify any such third party agents to Client in writing, with such details as Client may reasonable request. Client authorizes Wellington Management to provide necessary information about the Client and the Client’s investments to such third party agents to perform such services, provided that to the extent confidential information is shared with such third-party agents, any such third party agents is also bound by confidentiality and use obligations at least as protective as those herein, , and when reasonably requested by the Client, Wellington Management shall enter into a separate non-disclosure agreement in a form that is reasonably satisfactory to the Client. Wellington Management will act in good faith and with reasonable skill and care in the selection, use and monitoring of agents, and the Client will not be responsible for any fees which any agent may charge in connection with such services. Wellington Management will remain responsible for the performance of its obligations under this Agreement and its liability will not be affected by the fact that it has employed third party agents to perform any administrative or ancillary services. Wellington Management’s engagement of such agents shall not relieve Wellington Management of its obligations under the Agreement, and Wellington Management shall remain fully responsible for the performance of each such agent and its employees and for their compliance with all of the terms and conditions of this Agreement as if they were Wellington Management’s own employees. Nothing contained in this Agreement shall create any contractual relationship between the Client and any of Wellington Management’s agents.

16	ASSIGNMENT

No assignment (as defined in the Advisers Act) of the Agreement shall be made by either party without prior written consent of the other party.

17	TERM AND TERMINATION

The Client may terminate this Agreement at any time by providing written notice to Wellington Management. Wellington Management may terminate this Agreement (i) by giving three (3) months’ prior written notice to the Client, or (ii) with immediate effect by providing written notice to the Client if so required by an competent regulatory authority or law. The Agreement will continue until terminated by either party in accordance with the terms of this Section 17, or such shorter time period as mutually agreed by the parties. Additionally, the Agreement will automatically terminate upon withdrawal by Client of all assets held in the Account unless otherwise agreed to by the parties. Upon termination, Wellington Management will provide reasonable assistance to Client in transitioning the Account to a successor manager or in liquidating the Account; however, Wellington Management will retain no responsibility or authority over any account assets that cannot be liquidated at the time of termination.

18	CONFIDENTIALITY

Wellington Management and the Client acknowledge and agree that during the term of this Agreement the parties may have access to information that is proprietary or confidential to both parties or their respective affiliates (“Confidential Information”). For the purposes of this Section 18, the party receiving the other party’s Confidential Information shall be referred to as the ‘receiving party’ and the party disclosing such Confidential Information shall be referred to as the ‘disclosing party’.

At all times Confidential Information shall be handled at least with the same standard of confidentiality accorded the most sensitive and confidential documents and information of the receiving party, but no less than a commercially reasonable standard of care. The receiving party shall not use the Confidential Information for any purpose other than in connection with the exercise of its responsibilities under this Agreement. As applicable, the receiving party agrees that dissemination of the Confidential Information will be limited to only those employees, affiliates or agents of the receiving party (collectively, “Representatives”) who have a need to know for purposes of this Agreement; and the receiving party shall be responsible to the disclosing party for any breach of this Section by any of the receiving party’s Representatives. The receiving party shall promptly notify the disclosing party in writing in the event it becomes aware of any loss or unauthorized disclosure of any Confidential Information by the receiving party or its Representatives. Confidential Information shall not include any information that (i) is or becomes publicly available other than as a result of a breach of this Agreement, (ii) is or becomes available on a non-confidential basis to the receiving party from a source which is not known to the receiving party to be subject to a duty of confidentiality with respect to such information, (iii) was legally in the receiving party’s possession prior to disclosure by the disclosing party without any obligation of confidentiality, (iv) is developed by or for the receiving party independently of the disclosing party’s Confidential Information; or (v) is expressly approved for release by written authorization of the disclosing party.

In the event that the receiving party is requested or required by legal or regulatory authority, law or legal process (including subpoenas) (such request or requirement, a “Demand”) to disclose any Confidential Information, the receiving party shall promptly notify the disclosing party of such Demand as reasonable under the circumstances, and only to the extent permitted by law, . In the event that a protective order or other remedy is not obtained, the receiving party agrees to furnish only that portion of the Confidential Information that it reasonably determines, in consultation with its counsel, is consistent with the scope of the Demand, and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. The receiving party will provide reasonable cooperation to the disclosing party and its legal counsel with respect to any Demand. Any expenses incurred by the receiving party in complying with this section shall be at the sole cost of the disclosing party.

In addition, the Client acknowledges that Wellington Management may disclose information relating to its investment activities in the normal course of business, including information relating to the Account, provided that no information identifying the Client may be shared.

The Client agrees not to make use of the investment decisions or recommendations of Wellington Management, other than with respect to the Account, without the prior written consent of Wellington Management. In addition, each party shall use its best efforts to ensure that any of its agents or affiliates who may gain access to Confidential Information shall be made aware of its proprietary nature and shall likewise treat it as confidential.

Upon either party’s written request each party shall (i) return to the other party all documents and tangible materials (and any copies) containing, reflecting, incorporating, or based on the other party’s Confidential Information, (ii) permanently delete all of the other party’s Confidential Information from its computer systems, and (iii) certify in writing to the other party that it has complied with this Section. Notwithstanding the foregoing, either party may retain Confidential Information to the extent required to be retained by law or routine and automatic back-up archiving systems.

The terms of this Section shall survive the expiration or termination of this Agreement, and the disclosing party shall be entitled to seek injunctive relief for any violation of this Section.

19	USE OF NAME AND LOGO

Wellington Management shall provide to the Client, upon reasonable request, information relating to Wellington Management and its services to the Account for inclusion in any promotional or disclosure materials relating to the Account. Neither party will use the other party’s name, logo or make any statements relating to such party or its affiliates in any promotional or disclosure materials unless and until such party has reviewed and approved the materials prior to their first use, which approval will not be unreasonably withheld or delayed. Each party shall indemnify and hold harmless the other party from any losses or costs arising from the such party’s unauthorized use of the other party’s name and logo in marketing materials.

20	FORCE MAJEURE

No party to this Agreement will be liable for any failure or delay in performing any of its obligations under or pursuant to the Agreement, and any such failure or delay in performing its obligations will not constitute a breach of the Agreement, if such failure or delay is due to any cause whatsoever outside its reasonable control. Any such non-performing party will be entitled to a reasonable extension of the time for performing such obligations. Events outside a party’s reasonable control include any event or circumstance that the party is unable to avoid using reasonable skill and care.

21	CONSTRUCTION OF AGREEMENT

The Agreement will be construed and the rights and obligations of the parties under the Agreement enforced in accordance with the laws of the State of Delaware (without regard to its conflict of laws provisions and interpretations) to the extent not pre-empted by applicable federal laws of the United States. The parties agree that the courts of the State of Delaware will have non-exclusive jurisdiction over the parties regarding any dispute arising under this Agreement.

22	REPORTS AND NOTICE

Any notice to be given pursuant to the Agreement will be deemed to have been duly given or made as of the date delivered or transmitted, and will be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the following addresses, or sent by electronic transmission to the fax number specified below:

To Wellington Management at:

Wellington Management Company LLP

[***]

Attention: [***]

Fax No: [***]

To the Client at: Accelerant National Insurance Company

Accelerant National Insurance Company

1209 Orange Street

Wilmington, Delaware 19801

Attention: [***]

With a copy to: [***]

With a copy to (which shall not constitute notice): [***]

The Client consents to electronic delivery of any reports or other information that may be requested by the Client or required to be delivered by Wellington Management under this Agreement, or pursuant to applicable law, rule or regulation, including delivery of Part 2 of Wellington Management’s Form ADV and any updates thereto, and Client represents that it has the means to, and will access, such disclosures in electronic format. Wellington Management shall provide Client with hard copies of any such disclosures upon request. The Client may revoke this consent upon written notice to Wellington Management.

23	SEVERABILITY

If any court of competent jurisdiction at any time holds that any provision in this Agreement is invalid or unenforceable in whole or in part, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement. which will remain in full force and effect. The parties shall use their reasonable efforts to agree on a new provision which will, as far as possible, achieve the same purpose as the provision that is held invalid or unenforceable.

24	AMENDMENTS

The Agreement may be amended only by means of a written document signed by a duly authorized representative of each party.

25	COUNTERPARTS

The Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

26	ELECTRONIC SIGNATURES

The parties agree that this Agreement and any documents related hereto may be electronically signed. The parties agree that any electronic signatures appearing on this Agreement and any related documents are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.

Signatures

Accelerant National Insurance Company

By:	/s/ Christopher Reid
Name:	Christopher Reid
Title:	US CFO

Agreed and Accepted:

Wellington Management Company LLP

By:	/s/ Charles Mulhern
Name:	Charles Mulhern
Title:	Senior Managing Director

ATTACHMENT A

INVESTMENT OBJECTIVES AND GUIDELINES

ATTACHMENT B

FEE SCHEDULE

ATTACHMENT C

MASTER AGREEMENTS REPRESENTATIONS